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                                                                   Exhibit 10(g)

                                                                   June 28, 2005

Board of Directors
BNY Hamilton Funds, Inc.
3435 Stelzer Road
Columbus, Ohio 43219-3055

        Re: Registration Statement on Form N-1A of BNY Hamilton Funds, Inc.

Ladies and Gentlemen:

        We are acting as special Maryland counsel to BNY Hamilton Funds, Inc., a Maryland corporation (the "Company"), in connection with its registration statement on Form N-1A, as amended by post effective amendment no. 42, file no. 33-47703 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the offering of up to 200,000,000 shares of the Company's BNY Hamilton Municipal Enhanced Yield Fund series of common stock (the "New Series"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements set forth in Item 23(i) of Form N-1A in connection with the Registration Statement on the date hereof

        For purposes of this opinion letter, we have examined copies of the following documents:

        1.      An executed copy of the Registration Statement.

        2. The Charter of the Company, as certified by the Maryland State Department of Assessments and Taxation on June 24, 2005 and as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

        3. The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect.

        4. Resolutions of the Board of Directors of the Company adopted at a meeting held on November 10, 2004, (the "Board Resolutions"), as certified by the Assistant Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to, among other things, the classification and authorization of issuance of up to 200,000,000 shares of the New Series

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        In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

        This opinion letter is based as to matters of law solely on the Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Maryland General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

        Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement and (ii) issuance of the Shares against payment therefor, from time to time, in accordance with the terms of the Board Resolutions, the Charter and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement, the Shares will be validly issued, fully paid, and nonassessable.

        This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

        We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Hogan & Hartson L.L.P.

                                            HOGAN & HARTSON L.L.P.

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